Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-208514 and 333-208514-03

I FORD CREDIT

FREE WRITING PROSPECTUS Go Further Registration Statement No.333-208514 Ford Credit Auto Lease Two LLC ("the depositor") Ford Credit Auto Lease Trust 2016-A ("the issuer") This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest,you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor,the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively,you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-831-9146. SLIDE L-1

FCALT 2016-A ROADSHOW TRANSACTION PARTICIPANTS Go Further Ford Credit Auto Lease Trust 2016-A Ford Credit Auto Lease Two LLC Ford Motor Credit Company LLC U.S. Bank Trust National Association The Bank of New York Mel lon BNY Mellon Trust of Delaware PricewaterhouseCoopers LLP Citigroup GlobalMarkets Inc. Credit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. SMBC Nikko Securities America Inc. Clayton Fixed Income Services LLC Issuer Depositor Servicer and Sponsor Indenture Trustee Owner Trustee Delaware Trustee Accountants Joint-Lead Managers Asset Representation Reviewer SLIDE L-2

FCALT 2016-A ROADSHOW EXECUTIVE SUMMARY Go Further • Ford Credit Auto Lease Trust 2016-A ("FCALT 2016-A") is Ford Credit's first Reg AB II compliant lease transaction • Ford Credit completed the shelf registration process for its lease securitization program, and the registration statement became effective in March • FCALT 2016-A's collateraleligibility and amount of credit enhancement are unchanged compared with prior transactions • This presentation summarizes the additionaldata disclosures.structure updates,and the addition of the asset representations review process that are part of FCALT 2016-A and willbecome standard for the lease securitization program going forward SLIDE L-3

FCALT 2016-A ROADSHOW ADDITIONAL OATA DISCLOSURE Go Further • Additionalpoolstratification tables have been added,including:Lease-to-Value (LTV) and Payment-to-Income (PTI) (Annex A) -Weighted average LTV and PTIhave been added to the Summary (p.11), the Originations Characteristics table (p.39), the PoolComposition Summary table (p. A-1) and Static PoolInformation {Annex B) -The components of LTV and PTI are required for loan-leveldata disclosure beginning in November 2016; we are including the ratios beginning with FCALT 2016-A in response to investor feedback and to provide historicaldata to facilitate investors' review To aid investor understanding,graphicalpresentation of delinquencies,losses,and prepayments is required by Reg AB II for amortizing pools • - For prior transactions these graphs are included in Annex B • While not required by Reg AB II, the following graphs are included in Annex B: -Aggregate 61+ day delinquencies -Cumulative net credit losses SLIDE L-4

FCALT 2016-A ROADSHOW TRANSACTION SUMMARY Go Further • FCALT 2016-A plans to offer $902,000,000 of triple-A ratedClass A notes and $50,700,000 of double-A rated Class B notes. FordCredit initially wilt retain $47.300,000 of unrated Class C notesnl FCALT 2016-A willbe the 11thpublic term ABS issuance from Ford Credit's lease securitization program.FordCredit previously sponsored three Rule 144A termlease ABS transactions in2009 and 2010 FCALT 2016-A wilt use a senior I subordinate.sequentialpay structure pre andpost-event of default Similar to previous Ford Credit lease securitizations,FCALT 2016-A willuse anexchange note legalstructure.The exchange note is secured by a reference poolof leases and leasedvehicles The principalamount of the notes wilt be basedon the securitization value of the teases. The securitization value of a lease is the sum of the present values of (1) the remainingscheduledmonthly payments plus (2) the base residualvalue of the relatedleased vehicle The base residualvalue for a leased vehicle is the lesser of the contract residualvalue and the ALG base residual value(2). As a result,the base residualvalue of 93.36%of the teased vehicles in the reference poolby securitization value equals the ALG base residualof the leased vehicle The discount rate applied to each lease is the greater of (1) 6.75%and (2) the lease factor The reference poolcutoff date is March1,2016.The first payment date willbe Aprill5,2016 Credit enhancement for the notes willconsist of building overcollateralization.subordination.a reserve account and excess spread FCALT 2016-A provides robust disclosure of collateralperformance Originalpoolcharacteristics,updatedbalances,credit loss and residualperformance for prior FCALT transactions is shown in the Prospectus (Annex B) Quarterly supplementalreporting willbe published on Ford Credit's website (see slides 17-18 and 27),which willinclude an updatedpayment schedule of the remaining teases and monthly residualperformance by vehicle type • • • • • • • ) @ The ClassA·1,A-2,A-3, A4,and B notes "'Ibe issued publidy.Ford intendsto inHiallyretain $47,300,000 ofCiassC notes. .ALG base residual value represents eHher .ALG residual value at inception or the ddest .ALG mark-to-market available for a velide. SLIDE L-5

Class Class Class Class Class Class Class A-1 Notes A-2a Notes A-2b Notes A-3 Notes A-4 Notes B Notes C Notes Total Principal Amount 167,000,000 413,000,000 228,000,000 94,000,000 50,700,000 47,300,000 $1,000,000,000 14.83% A-1+(sf) / F1(sf) 36.67% AAA(sf) / AAA(sf) 20.25% AAA(sf) / AAA(sf) 8.35% AAA(sf) / AAA(sf) 4.50% 4.20% Class Split (1) AA+(sf) / AA(sf) NR / NR Rating (S&P/Fitch) Offering Type Public Public Public Public Public Retained WAL to Maturity (years) (2) 0.32 1.10 1.87 2.20 2.34 2.50 Benchmark Int. LIBOR EDSF 1 mo. LIBOR EDSF Int. Swaps Int. Swaps Int. Swaps Fixed/Floating Fixed Fixed Floating Fixed Fixed Fixed Fixed Interest Accrual Method Act / 360 30 / 360 Act / 360 30 / 360 30 / 360 30 / 360 30 / 360 Payment Frequency Monthly Monthly Monthly Monthly Monthly Monthly Monthly Principal Window (months) (2) 1 - 7 7 - 20 7 - 20 20 - 26 26 - 28 28-29 29 – 29 Expected Final (2) 10/17/2016 11/15/2017 11/15/2017 5/15/2018 7/16/2018 8/15/2018 10/15/2018 Legal Final (3) 3/15/2017 11/15/2018 11/15/2018 4/15/2019 7/15/2019 8/15/2019 10/15/2020 ERISA Eligible Yes Yes Yes Yes Yes Yes No (1) As a percent of initial total securitization value (2) At pricing speed of 100% prepayment assumption (3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

   (1) As a percent of initial total securitization value FCALT 2016-A FCALT 2015-B Initial(1) Target Initial(1) Target Subordinated Notes 8.70% 8.70% 8.70% 8.70% Overcollateralization 11.20% 13.70% 11.20% 13.70% Reserve Account 0.50% 0.50% 0.50% 0.50% Total Hard Credit Enhancement for Class A Notes 20.40% 22.90% 20.40% 22.90% Est. Excess Spread per Annum4.25%4.18% FCALT 2016-A H/(L) FCALT 2015-B Initial(1) 0.00% 0.00% 0.00% 0.00% Target 0.00% 0.00% 0.00% 0.00% 0.07%

FCALT 2016-A ROADSHOW CLASSA-2AANDA-28 FLOATING RATE NOTES Go Further • FCALT 2016-A will issue a fixed rate Class A-2a note and un-hedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equalrights to payments of principaland interest, which will be made on a pro rata basis The allocation of the principalamount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes willbe determined on or before the day of pricing • • - Class A-2a and Class A-2b notes willeach be sized to demand with the Class A-2b notes not to exceed $309,700,000 SLIDE L-8

Number of leases Initial total securitization value Residual portion of initial total securitization value Residual portion as a % of initial total securitization value Base monthly payments plus base residual value Base residual value Base residual value as a % of initial total securitization value Base residual value as a % of base monthly payments plus base residual value Weighted average original term Weighted average remaining term Seasoning Weighted average FICO® score Minimum discount rate 48,082 $1,126,158,995.47 $723,863,454.14 64.28%(1) $1,259,927,409.92 $826,375,127.58 73.38% 65.59% 35.2 months(2) 23.6 months(2) 11.5 months(2) 742(1)(3) 6.75% (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 93.36% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 93.35% equal to the ALG residual value and 0.02% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of March 1, 2016. (3) This weighted average excludes leases representing 6.23% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date.

50.01% 51.50% 51.23% 47.69% 48.36% 47.31% 42.92% 41.98% 42.36%  (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs. Max 6-month Residual Maturities as a % Base Residual value Seasoning (months) Model Diversification Top Model Top 3 Models SUVs and Trucks as % of Total Securitization Value Weighted Average FICO Weighted Average LTV at Origination Weighted Average PTI at Origination Residual Portion of Securitization Value FCALTFCALTFCALTFCALTFCALTFCALTFCALTFCALTFCALT 2016-A2015-B2015-A2014-B2014-A2013-B2013-A2012-B2012-A 27.91%35.70%36.83%34.41%28.98%34.83%36.04%37.30%32.85% 11.510.310.09.69.49.310.49.48.1 18.66%17.86%19.16%16.55%18.14%16.80%14.75%14.76%14.88% 15.96%19.31%18.57%14.86%14.85%17.42%25.97%30.43%31.26% 742741742746745746748745749 94.83%93.73%94.45%96.11%95.49%96.96%96.25%96.27%95.13% 7.39%7.19%7.20%7.14%7.25%7.29%7.23%7.40%7.32% 64.28%64.74%64.95%63.30%64.96%64.69%63.85%63.11%63.74%

Residual Portion of Securitization Value Original Term Number of Leases Adjusted MSRP Acquisition Cost Securitization Value Base Residual Value ALG Mark-to-Market 24 months 36 39 48 Total 5,941 34,446 7,610 12.36% 71.64% 15.83% $212,594,802.63 1,238,269,677.34 290,669,697.86 3,249,317.00 $174,411,215.52 1,075,225,921.60 266,943,255.25 3,009,113.52 $131,081,680.70 795,463,072.40 197,168,079.24 11.64% 70.64% 17.51% $112,411,034.95 581,602,312.81 131,128,794.27 13.60% 70.38% 15.87% $102,802,407.42 507,682,959.02 112,389,411.05 988,676.65 $111,393,148.00 574,310,236.00 132,196,626.00 1,313,522.00 85 0.18% 2,446,163.13 0.22% 1,232,985.55 0.15% 48,082 100.00% $1,744,783,494.83 $1,519,589,505.89 $1,126,158,995.47 100.00% $826,375,127.58 100.00% $723,863,454.14 $819,213,532.00

Customer State(1) Residual Portion of Securitization Value Number of Leases Adjusted MSRP Acquisition Cost Securitization Value Base Residual Value ALG Mark-to-Market Michigan New York California New Jersey Ohio Florida Texas Pennsylvania Other Total 8,468 5,828 5,452 3,630 3,741 2,983 2,600 2,408 17.61% 12.12% 11.34% 7.55% 7.78% 6.20% 5.41% 5.01% $300,743,118.03 212,591,827.08 195,823,269.33 132,823,098.78 128,092,298.02 109,276,713.40 102,171,112.61 $84,422,538.00 $478,839,519.58 $252,544,459.42 187,180,495.47 166,972,125.68 117,359,222.59 113,579,423.33 96,697,441.77 94,365,603.03 71,902,510.72 418,988,223.88 $184,779,828.72 137,403,043.15 124,291,703.38 86,128,929.29 84,015,588.78 71,256,384.36 70,837,356.95 53,722,985.45 16.41% 12.20% 11.04% 7.65% 7.46% 6.33% 6.29% 4.77% $145,910,153.01 101,327,837.62 90,365,015.94 62,602,708.02 60,914,935.17 51,272,453.36 47,150,953.40 40,327,067.32 17.66% 12.26% 10.94% 7.58% 7.37% 6.20% 5.71% 4.88% $129,931,282.01 88,765,537.23 78,950,113.62 54,674,253.91 53,388,662.36 44,664,821.52 40,653,231.00 35,288,489.55 197,547,062.94 $144,664,675.00 100,611,959.00 87,505,450.00 62,297,892.00 60,149,764.00 51,174,509.00 47,473,418.00 40,023,584.00 225,312,281.00 12,972 26.98% 313,723,175.39 27.86% 226,504,003.74 27.41% 48,082 100.00% $1,744,783,494.83 $1,519,589,505.89 $1,126,158,995.47 100.00% $826,375,127.58 100.00% $723,863,454.14 $819,213,532.00 (1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

FCALT 2016-A ROADSHOW : COLLATERAL STRATIFICATION
GEOGRAPHIC DISTRIBUTION

Go Further

Customer State[(1)]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	8,468	17.61%	$300,743,118.03	$252,544,459.42	$184,779,828.72	16.41%	$145,910,153.01	17.66%	$129,931,282.01	$144,664,675.00
New York	5,828	12.12%	212,591,827.08	187,180,495.47	137,403,043.15	12.20%	101,327,837.62	12.26%	88,765,537.23	100,611,959.00
California	5,452	11.34%	195,823,269.33	166,972,125.68	124,291,703.38	11.04%	90,365,015.94	10.94%	78,950,113.62	87,505,450.00
New Jersey	3,630	7.55%	132,823,098.78	117,359,222.59	86,128,929.29	7.65%	62,602,708.02	7.58%	54,674,253.91	62,297,892.00
Ohio	3,741	7.78%	128,092,298.02	113,579,423.33	84,015,588.78	7.46%	60,914,935.17	7.37%	53,388,662.36	60,149,764.00
Florida	2,983	6.20%	109,276,713.40	96,697,441.77	71,256,384.36	6.33%	51,272,453.36	6.20%	44,664,821.52	51,174,509.00
Texas	2,600	5.41%	102,171,112.61	94,365,603.03	70,837,356.95	6.29%	47,150,953.40	5.71%	40,653,231.00	47,473,418.00
Pennsylvania	2,408	5.01%	$84,422,538.00	71,902,510.72	53,722,985.45	4.77%	40,327,067.32	4.88%	35,288,489.55	40,023,584.00
Other	12,972	26.98%	$478,839,519.58	418,988,223.88	313,723,175.39	27.86%	226,504,003.74	27.41%	197,547,062.94	225,312,281.00
Total	48,082	100.00%	$1,744,783,494.83	$1,519,589,505.89	$1,126,158,995.47	100.00%	$826,375,127.58	100.00%	$723,863,454.14	$819,213,532.00



MI
16.4%
NY
12.2%
CA
11.0%
NJ
7.7%
OH
7.5%
Other
45.2%
Top 5 States
54.8%

FCALT 2016-A



MI
19.1%
NY
12.1%
CA
10.9%
NJ
7.2%
OH
7.0%
Other
43.8%
Top 5 States
56.2%

FCALT 2015-B



MI
20.9%
NY
12.2%
CA
10.5%
NJ
7.2%
OH
6.9%
Other
42.3%
Top 5 States
57.7%

FCALT 2015-A



MI
17.2%
NY
13.7%
CA
10.9%
NJ
8.1%
OH
7.7%
Other
42.4%
Top 5 States
57.6%

FCALT 2014-B

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

SLIDE L-12

Vehicle Model(1) Residual Portion of Securitization Value Number of Leases Adjusted MSRP Acquisition Cost Securitization Value Base Residual Value ALG Mark-to-Market Escape Explorer Fusion (2) F-150 Edge MKZ (2) Focus MKC MKX Navigator Mustang Flex Expedition C-Max (2) Taurus MKS Other Total 10,628 6,624 8,397 4,236 3,963 2,463 3,828 1,411 1,152 455 840 797 432 843 553 415 22.10% 13.78% 17.46% 8.81% 8.24% 5.12% 7.96% 2.93% 2.40% 0.95% 1.75% 1.66% 0.90% 1.75% 1.15% 0.86% $327,972,430.57 286,566,058.83 250,424,500.18 204,808,413.28 155,000,339.01 106,115,985.75 86,192,802.78 60,352,807.36 56,364,030.78 31,087,693.18 27,379,254.80 31,420,724.67 26,323,793.88 28,314,330.71 21,621,726.49 20,212,240.97 24,626,361.59 $285,014,367.32 258,911,649.66 213,625,939.29 176,120,066.83 134,802,912.42 91,430,814.12 72,886,580.81 53,682,245.44 50,575,907.99 28,354,264.82 25,453,246.16 26,477,091.17 22,978,441.18 21,965,803.70 17,901,807.41 17,527,948.67 21,880,418.90 $210,182,967.66 195,145,247.28 157,835,517.36 137,704,086.86 97,505,224.08 62,427,006.30 54,543,385.64 38,782,127.34 37,018,194.14 21,240,220.95 19,618,663.84 18,699,300.90 17,425,146.79 16,784,484.72 12,976,355.55 11,843,752.28 18.66% 17.33% 14.02% 12.23% 8.66% 5.54% 4.84% 3.44% 3.29% 1.89% 1.74% 1.66% 1.55% 1.49% 1.15% 1.05% $157,371,064.60 142,102,619.35 116,705,662.60 108,850,098.30 70,629,969.23 45,591,228.40 38,436,651.80 26,956,776.55 26,342,115.85 14,323,780.40 13,590,947.50 12,932,201.65 11,727,233.31 12,072,580.60 9,136,512.92 8,283,068.00 19.04% 17.20% 14.12% 13.17% 8.55% 5.52% 4.65% 3.26% 3.19% 1.73% 1.64% 1.56% 1.42% 1.46% 1.11% 1.00% $138,817,665.69 123,563,579.12 102,380,544.27 96,131,774.99 61,581,973.58 40,010,203.54 33,711,307.92 23,111,688.64 23,022,763.00 12,415,900.59 11,759,836.59 11,346,655.31 10,108,966.55 10,572,909.53 8,053,828.11 7,325,274.67 9,948,582.04 $155,517,374.00 145,035,305.00 106,196,958.00 111,166,679.00 72,522,904.00 46,064,922.00 36,138,723.00 26,989,970.00 26,676,994.00 15,690,053.00 13,227,331.00 13,403,627.00 12,769,532.00 9,348,107.00 8,985,644.00 8,349,386.00 11,130,023.00 1,045 2.17% 16,427,313.78 1.46% 11,322,616.52 1.37% 48,082 100.00% $1,744,783,494.83 $1,519,589,505.89 $1,126,158,995.47 100.00% $826,375,127.58 100.00% $723,863,454.14 $819,213,532.00 (1) Models representing greater than 1.00% of initial total securitization value. (2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 5.04% of initial securitization value.

FCALT 2016-A ROADSHOW : COLLATERAL STRATIFICATION

VEHICLE MODEL

Go Further

Vehicle Model[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Escape	10,628	22.10%	$327,972,430.57	$285,014,367.32	$210,182,967.66	18.66%	$157,371,064.60	19.04%	$138,817,665.69	$155,517,374.00
Explorer	6,624	13.78%	286,566,058.83	258,911,649.66	195,145,247.28	17.33%	142,102,619.35	17.20%	123,563,579.12	145,035,305.00
Fusion [2]	8,397	17.46%	250,424,500.18	213,625,939.29	157,835,517.36	14.02%	116,705,662.60	14.12%	102,380,544.27	106,196,958.00
F-150	4,236	8.81%	204,808,413.28	176,120,066.83	137,704,086.86	12.23%	108,850,098.30	13.17%	96,131,774.99	111,166,679.00
Edge	3,963	8.24%	155,000,339.01	134,802,912.42	97,505,224.08	8.66%	70,629,969.23	8.55%	61,581,973.58	72,522,904.00
MKZ [2]	2,463	5.12%	106,115,985.75	91,430,814.12	62,427,006.30	5.54%	45,591,228.40	5.52%	40,010,203.54	46,064,922.00
Focus	3,828	7.96%	86,192,802.78	72,886,580.81	54,543,385.64	4.84%	38,436,651.80	4.65%	33,711,307.92	36,138,723.00
MKC	1,411	2.93%	60,352,807.36	53,682,245.44	38,782,127.34	3.44%	26,956,776.55	3.26%	23,111,688.64	26,989,970.00
MKX	1,152	2.40%	56,364,030.78	50,575,907.99	37,018,194.14	3.29%	26,342,115.85	3.19%	23,022,763.00	26,676,994.00
Navigator	455	0.95%	31,087,693.18	28,354,264.82	21,240,220.95	1.89%	14,323,780.40	1.73%	12,415,900.59	15,690,053.00
Mustang	840	1.75%	27,379,254.80	25,453,246.16	19,618,663.84	1.74%	13,590,947.50	1.64%	11,759,836.59	13,227,331.00
Flex	797	1.66%	31,420,724.67	26,477,091.17	18,699,300.90	1.66%	12,932,201.65	1.56%	11,346,655.31	13,403,627.00
Expedition	432	0.90%	26,323,793.88	22,978,441.18	17,425,146.79	1.55%	11,727,233.31	1.42%	10,108,966.55	12,769,532.00
C-Max [2]	843	1.75%	28,314,330.71	21,965,803.70	16,784,484.72	1.49%	12,072,580.60	1.46%	10,572,909.53	9,348,107.00
Taurus	553	1.15%	21,621,726.49	17,901,807.41	12,976,355.55	1.15%	9,136,512.92	1.11%	8,053,828.11	8,985,644.00
MKS	415	0.86%	20,212,240.97	17,527,948.67	11,843,752.28	1.05%	8,283,068.00	1.00%	7,325,274.67	8,349,386.00
Other	1,045	2.17%	24,626,361.59	21,880,418.90	16,427,313.78	1.46%	11,322,616.52	1.37%	9,948,582.04	11,130,023.00
Total	48,082	100.00%	$1,744,783,494.83	$1,519,589,505.89	$1,126,158,995.47	100.00%	$826,375,127.58	100.00%	$723,863,454.14	$819,213,532.00

FCALT 2015-B pool features favorable model diversification

[1] Models representing greater than 1.00% of initial total securitization value.
[2] Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 5.04% of initial securitization value.

SLIDE L-14

Base Monthly Payment % of Base Monthly Payment Securitization Value Base Residual% of Base Residual 1,076,779,030.66 18,585,023.20 4.29% 0.00 0.00% Initial Balance 2016March April May June July August September October November December 2017January February March April May June July August September October November $1,126,158,995.47 1,113,917,876.23$18,585,023.204.29%0.000.00% 1,101,607,767.9518,585,023.204.29%0.000.00% 1,089,228,283.5518,585,023.204.29%0.000.00% 1,064,259,614.3218,585,023.204.29%0.000.00% 1,038,872,145.6318,332,111.554.23%13,050,407.201.58% 1,012,880,456.1318,069,046.794.17%13,774,700.801.67% 985,482,079.5917,769,775.354.10%15,334,285.891.86% 959,942,573.7817,503,044.064.04%13,587,825.501.64% 935,722,699.9617,266,871.193.98%12,360,560.821.50% 911,860,089.8717,024,815.233.93%12,108,952.701.47% 885,288,876.8016,729,663.573.86%14,978,245.461.81% 856,054,487.7316,403,083.713.78%17,818,319.102.16% 825,413,677.1716,023,853.273.70%19,439,342.452.35% 792,852,526.0815,604,117.343.60%21,606,900.372.61% 760,707,221.2015,176,257.093.50%21,435,420.472.59% 724,918,697.4214,654,332.463.38%25,419,395.693.08% 691,681,224.7614,160,593.083.27%23,160,571.002.80% 653,750,072.7813,551,326.373.13%28,276,019.503.42% 618,813,817.9812,954,233.052.99%25,664,521.373.11% 582,160,151.7312,300,000.782.84%27,839,122.703.37% Initial Total Securitization Value Total Scheduled Based Monthly Payments plus Base Residual Value Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual $1,126,158,995.47 $1,259,927,409.92 65.59%

Base Monthly Payment % of Base Monthly Payment Securitization Value Base Residual% of Base Residual December 2018January February March April May June July August September October November 2019December January February March April May June July August September October November December $546,588,468.40$11,672,779.582.69%$27,177,606.943.29% 516,550,816.4511,116,495.372.56%21,999,386.652.66% 476,734,418.9410,322,958.152.38%32,402,558.303.92% 429,416,340.009,353,996.262.16%40,649,024.604.92% 381,124,284.678,347,269.691.93%42,363,151.475.13% 329,868,241.877,263,238.661.68%46,139,103.635.58% 278,494,594.276,155,695.211.42%47,075,575.505.70% 253,086,283.865,670,897.961.31%21,305,702.752.58% 220,120,586.445,002,354.291.15%29,388,467.703.56% 178,840,467.654,136,063.220.95%38,383,555.904.64% 132,626,079.013,122,162.160.72%44,099,385.255.34% 86,884,164.272,095,307.550.48%44,393,536.805.37% 46,378,542.391,182,965.860.27%39,812,172.054.82% 39,075,775.991,012,745.850.23%6,551,416.550.79% 18,464,389.00485,600.990.11%20,346,077.422.46% 1,300,463.5939,285.500.01%17,228,757.202.08% 903,552.5228,807.980.01%375,523.750.05% 788,299.5426,071.930.01%94,366.100.01% 685,268.7423,434.130.01%84,130.300.01% 486,509.2216,439.510.00%186,263.700.02% 352,347.1712,103.090.00%124,837.800.02% 236,960.557,958.670.00%109,450.600.01% 183,854.876,115.390.00%48,342.000.01% 91,223.213,294.450.00%90,389.600.01% 0.000.000.00%91,754.000.01% Total $433,552,282.34100.00%$826,375,127.58100.00% Initial Total Securitization Value Total Scheduled Based Monthly Payments plus Base Residual Value Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual $1,126,158,995.47 $1,259,927,409.92 65.59%

FCALT 2016-A ROADSHOW

PAYMENT SCHEDULE (CONTINUED)

Go Further

		Securitization Value	Base Monthly Payment	% of Base Monthly Payment	Base Residual	% of Base Residual
	December	$546,588,468.40	$11,672,779.58	2.69%	$27,177,606.94	3.29%
2018	January	516,550,816.45	11,116,495.37	2.56%	21,999,386.65	2.66%
	February	476,734,418.94	10,322,958.15	2.38%	32,402,558.30	3.92%
	March	429,416,340.00	9,353,996.26	2.16%	40,649,024.60	4.92%
	April	381,124,284.67	8,347,269.69	1.93%	42,363,151.47	5.13%
	May	329,868,241.87	7,263,238.66	1.68%	46,139,103.63	5.58%
	June	278,494,594.27	6,155,695.21	1.42%	47,075,575.50	5.70%
	July	253,086,283.86	5,670,897.96	1.31%	21,305,702.75	2.58%
	August	220,120,586.44	5,002,354.29	1.15%	29,388,467.70	3.56%
	September	178,840,467.65	4,136,063.22	0.95%	38,383,555.90	4.64%
	October	132,626,079.01	3,122,162.16	0.72%	44,099,385.25	5.34%
	November	86,884,164.27	2,095,307.55	0.48%	44,393,536.80	5.37%
2019	December	46,378,542.39	1,182,965.86	0.27%	39,812,172.05	4.82%
	January	39,075,775.99	1,012,745.85	0.23%	6,551,416.55	0.79%
	February	18,464,389.00	485,600.99	0.11%	20,346,077.42	2.46%
	March	1,300,463.59	39,285.50	0.01%	17,228,757.20	2.08%
	April	903,552.52	28,807.98	0.01%	375,523.75	0.05%
	May	788,299.54	26,071.93	0.01%	94,366.10	0.01%
	June	685,268.74	23,434.13	0.01%	84,130.30	0.01%
	July	486,509.22	16,439.51	0.00%	186,263.70	0.02%
	August	352,347.17	12,103.09	0.00%	124,837.80	0.02%
	September	236,960.55	7,958.67	0.00%	109,450.60	0.01%
	October	183,854.87	6,115.39	0.00%	48,342.00	0.01%
	November	91,223.21	3,294.45	0.00%	90,389.60	0.01%
	December	0.00	0.00	0.00%	91,754.00	0.01%
	Total		**$433,552,282.34**	**100.00%**	**$826,375,127.58**	**100.00%**

Initial Total Securitization Value	$1,126,158,995.47
Total Scheduled Based Monthly Payments plus Base Residual Value	$1,259,927,409.92
Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual	65.59%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.fordcredit.com/institutionalinvestments/index.jhtml

SLIDE L-17

FCALT 2016-A ROADSHOW RESIDUAL MATURITY VS. ENHANCEMENT BUILD (CONT'D) Go Further • Because enhancement as a percentage of the FCALT 2016-A poolbalance increases during the transaction,the amount of residualstress that each class can support increases dramatically over time • The inclusion of seasoned leases in the poolis expected to increase the enhancement early in the life of the transaction • The residualmaturities are welldistributed and a diverse mix of vehicle types mature in each period; maximum percentage of residualmaturities in any 3 month period is 18.99%,similar to previous FCALT transactions SLIDE L-19

FCALT 2016-A ROADSHOW RESIDUAL BREAKEVEN ANALYSIS Go Further I I ;oo% 29.74% ( 2f1. 2%l l.On% I LOOx 2.00x 3.00x 1.38% 49.0!>'\1) Assumptions: • • • • • • • 0% prepAymt>nts 40% I 40°ro 120% (year 1 I 213) distribution for losses 50% recovery ofcharge-offs (with a 4 month lag on credit loss recoveries) 2 month lag onreceipt of auction proceeds for residual Base net credit loss of 1% of initialtotalsecuritization value EstimA1ed 4.2S% excess spreAdp?.r Annum Includes 11.2%initialovercollateralization growing to a target of 13.7%.8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes.and 0 5% cash reserve account The tables show the percentage of base residualloss,after defaults,that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses "'After sbre"s"'s"aee"'"'"'"u""'o.s---------------------------------------------.JSLIDE L-20 c:tt: c: A-1NotP. C:um.Jl.,tlw. Nt Cr rll:Lo c: C:lt: !;!=: A-.i NotP. \J t LO );o/r, Turn In RatP.(l; Cumul:"'tiVP. NP.t C:rP.cllt l'('l Cl:'"15:B NotP. NE=lt Lo:Yo Twn In R;n U:• I C:umult: t VP. NP.c Cr c11t Lo!=>!=: Nt Lo !=: 0N, Turn I"'' R_,t .:n 1.00%.00% S.00°k, l.OOx.OOxS.OOx 1.00%.00°N,S.OO% l.OOx.i.OOxS.OOx l.OOO,.h250%4..00°Al ;.oox2.50x 4.00x 70'\h 1()().00% OO.OOO,h 100.00•)h 00% 100.00% ;OO.OOo/o 100.00'1!> 90%1()().00% OO.OOO,h 100.00•)h ;oo%1()().00% ;oo.()()% 100.00•)!, 70o/o 70.m%nll.72o/ro0?.2 0,.}. 80%61.22% 60.00% 50.02% 90%S4.:nnN,s:Bn% 100<"¢,) 41l.ll9% ,7.9(1(){) ' 70% 44.SSO,.h42.nn%4o.n:;aAl !:10%3().93% .;7.27% .;s.5o% Ooth4.5n% .i::\.09'\h llS:% Closs A 2 Notes I Cumul.Jclve Net Credit LOSS Closs A 4Notes Net LOSS '!kl 1 urn In R'ote: :· Cumulc)tlveNet Credit Loss Closs C Notes Net LO$S'\tl 1 urn In Rote·.1: I Cumulative Net Credit Loss Net LOS$ 'II: 1 urn In 1-?,:ne: .' 1.00% 3.00%:..00'1<:• LOOx 3.00x !>.OOx 1.00% 3.00"-t>!>.00% LOOx 3.00x .oox '.t)t)'!kl 2.00%3.00•Yo tO'Yo 10c.oor 100.00% ao'Yo90.I9%l 9o.t4% 90%e::>.l..O%l8::>.9 1)'(. 100' tl/6.13/' tl.1/.:Jif , 100.00% 9/.34'\'o tl(Li,D'\1) tO% !>3.49'\1: 80%40./!:>'\tl44.90% 90%41.!>,%39.8/'Yo IOO'Yo31.32% 3 .f.I4'Yo A2.ear , 3 QD% 10% 3 .L9%34.(}4 ) 32. 1% 80% LOO'Yo 29.13'\'o28.39'>1> 90%21. 1% 2e.3er , 2. 9 1\tl IQQf , 24.12% 23.10% ( 1/.I!:V h ( 34.21%)

Source: 2015 Q4 Lease Quarterly Statistical Information Source: Manheim Consulting, December 2015 (January 1995 = 100)

 ted 232,175 248,012 163,813 104,813 177,650  old (787) (588) (843) (1,819) (3,302) in) as a % of Adjusted MSRP (1)  in) as a % of ALG Residual  Residual Value as a % of See Appendix for footnotes Year Ended December 31 , ed 2015 2014 2013 2012 2011 and Sold161,071186,304111,94862,75898,925 69.37%75.12%68.34%59.88%55.69% $34,883$34,420$34,121$35,471$32,054 18,23617,99717,61317,30114,301 4.38%5.09%3.22 (1.43)% (6.93)% (5.72)(5.71)(6.77)(10.16)(13.50) (6.04)(6.12)(6.71)(10.22)(11.61) (10.63)(10.89)(10.43) (14.32) (15.46) (2.26)%(1.71)%(2.47)% (5.13)%(10.30)% (4.31)%(3.27)%(4.79)%(10.51)%(23.09)% 58.62%58.83%56.69%52.58%48.86% as a % of 51.64%51.80%50.76%48.01%44.40% er / (Lower) than 6.98 ppts7.03 ppts5.93 ppts4.56 ppts4.46 ppts Number of Leases Termina Number of Vehicles Return Return Rate Vehicles Returned and S Average Adjusted M Average ALG Resid Average Residual Lo Residual Loss/(Ga Car CUV SUV(2) Truck Average Residual Loss/(Ga Value (3) Terminated Leases SRP ual Value ss/(Gain) ual Value alue High Average Contract Adjusted MSRP (4) Average ALG Resid Adjusted MSRP (5) Contract Residual V ALG Residual Value

FCALT 2016-A ROADSHOW : FORD CREDIT'S U.S. LEASE PORTFOLIO

RESIDUAL PERFORMANCE

Go Further

Year Ended December 31,	2015	2014	2013	2012	2011
Number of Leases Terminated	232,175	248,012	163,813	104,813	177,650
Number of Vehicles Returned and Sold	161,071	186,304	111,948	62,758	98,925
Return Rate	69.37%	75.12%	68.34%	59.88%	55.69%
Vehicles Returned and Sold					
Average Adjusted MSRP	$34,883	$34,420	$34,121	$35,471	$32,054
Average ALG Residual Value	18,236	17,997	17,613	17,301	14,301
Average Residual Loss/(Gain)	(787)	(588)	(843)	(1,819)	(3,302)
Residual Loss/(Gain) as a % of Adjusted MSRP (1)					
Car	4.38%	5.09%	3.22	(1.43)%	(6.93)%
CUV	(5.72)	(5.71)	(6.77)	(10.16)	(13.50)
SUV(2)	(6.04)	(6.12)	(6.71)	(10.22)	(11.61)
Truck	(10.63)	(10.89)	(10.43)	(14.32)	(15.46)
Average	(2.26)%	(1.71)%	(2.47)%	(5.13)%	(10.30)%
Residual Loss/(Gain) as a % of ALG Residual Value (3)	(4.31)%	(3.27)%	(4.79)%	(10.51)%	(23.09)%
Terminated Leases					
Average Contract Residual Value as a % of Adjusted MSRP (4)	58.62%	58.83%	56.69%	52.58%	48.86%
Average ALG Residual Value as a % of Adjusted MSRP (5)	51.64%	51.80%	50.76%	48.01%	44.40%
Contract Residual Value Higher / (Lower) than ALG Residual Value	6.98 ppts	7.03 ppts	5.93 ppts	4.56 ppts	4.46 ppts

- Ford's managed portfolio residual realizations have posted gains of 4.31% for the period ending Dec 31, 2015 and 3.27% for the year ending December 31, 2014
- Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit's worst year in 2008 (not shown) when the portfolio experienced residual losses of 18.26%
- Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2016-A, while periods of severe residual stress have historically been much shorter
- Rating agencies assume a 100% return rate even though Ford Credit's highest return rate was only 82.31% in 2008 (not shown)

See Appendix for footnotes

SLIDE L-22

* Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio ** As a percentage of initial Base Residual Value *** Total credit loss as a percent of initial total securitization value

FCALT 2016-A ROADSHOW

SECURITIZATION POOL PERFORMANCE

Go Further

Cumulative Return Rate*


80%
60%
40%
20%
0%
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34
Period (Months)
2011-A
2011-B
2012-A
2012-B
2013-A
2013-B
2014-A
2014-B
2015-A
2015-B

Cumulative Residual Loss / (Gain)**


1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-6.0%
-7.0%
Loss
Gain
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32
Period (Months)
2011-A
2011-B
2012-A
2012-B
2013-A
2013-B
2014-A
2014-B
2015-A
2015-B

Cumulative Net Credit Losses***


0.4%
0.3%
0.2%
0.1%
0.0%
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34
Period (Months)
2011-A
2011-B
2012-A
2012-B
2013-A
2013-B
2014-A
2014-B
2015-A
2015-B

Commentary

For the pool performance in the periods above (2011 to 2015):

- Lifetime cumulative return rates typically between 60% and 80%
- Cumulative residual gains
- Consistent credit loss performance

* Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio

** As a percentage of initial Base Residual Value

*** Total credit loss as a percent of initial total securitization value

SLIDE L-24

FCALT 2016-A ROADSHOW RESIDUAL GAIN/(LOSS) BY PRIOR POOL EXAMPLES ResidualGain/(Loss) per Returned Vehicle as a% of ALG ResidualValue Go Further • Residualperformance on recent transactions has resulted In significant gains tor most vehicle types • The residualperformance information is updated quarterly for each public lease transaction and posted on Ford Credit's website: www.fordcredlt.com/lnstltutlonallnvestments/lndex.]html SLIDE L-26 55.0%FCALT 2015-A 45.0% 35.0% 25.0% 5.0% -5.0% Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-;5 Oct-15 Nov-15 Dec-15 -+-car --+-CUV -. ..-suv -+-Truck 55.0%FCALT 2014-B 45.0% 5.0% -15.0% #.,)'l.. jt !<f# ......,._ Car --+-cuv _._ SUV --+-Truck

FCALT 2016-A ROADSHOW ADDITION OF ASSET REPRESENTATION REVIEW Go Further • Reg AB IIrequires the issuer to engage an independent Asset Representations Reviewer ("ARR") to review of leases for compliance with the representations and warranties made about the leases and leased vehicles. A review is required if two conditions occur: (l) a delinquency trigger is satisfied and (2) investors vote to direct a review (1) Delinquency trigger:Measures 61+ day delinquencies as percentage of securitization value.and is set at 0.30% for months l-12,and 0.40% for the remaining months that the notes are outstanding • • Trigger developed by applying a multiple to the average delinquency rate observed in FCALT transactions from 2009 through 2015 Multiple set at -3.0x at months 12 and 24,and are consistent with,or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss This provides a more conservative trigger early in this transaction's life,when rising delinquencies may cause concern about whether the representations about the leases and leases vehicles are true and when noteholders may benefit most from a review • • (2) Votingtrigger:If a delinquency trigger is satisfied,at least 5% of the noteholders have 90 days to demand a vote and a majority of the noteholders holding at least 5% of the amount of the notes vote to initiate a review •Vote open until150 days after the filing of the Form 10-D reporting the occurrence of a delinquency trigger SLIDE L-27

FCALT 2016-A ROADSHOW

ADDITION OF ASSET REPRESENTATION REVIEW

Go Further

- Reg AB II requires the issuer to engage an independent Asset Representations Reviewer ("ARR") to review of leases for compliance with the representations and warranties made about the leases and leased vehicles.
- A review is required if two conditions occur: (1) a delinquency trigger is satisfied and (2) investors vote to direct a review
  - (1) Delinquency trigger: Measures 61+ day delinquencies as percentage of securitization value, and is set at 0.30% for months 1-12, and 0.40% for the remaining months that the notes are outstanding
    - Trigger developed by applying a multiple to the average delinquency rate observed in FCALT transactions from 2009 through 2015
    - Multiple set at ~3.0x at months 12 and 24, and are consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss
    - This provides a more conservative trigger early in this transaction's life, when rising delinquencies may cause concern about whether the representations about the leases and leases vehicles are true and when noteholders may benefit most from a review
  - (2) Voting trigger: If a delinquency trigger is satisfied, at least 5% of the noteholders have 90 days to demand a vote and a majority of the noteholders holding at least 5% of the amount of the notes vote to initiate a review
    - Vote open until 150 days after the filing of the Form 10-D reporting the occurrence of a delinquency trigger

SLIDE L-27

FCALT 2016-A ROADSHOW ADDITION OF ASSET REPRESENTATION REVIEW Go Further • Review Process - - - - - Servicer has 60 days to provide review materials to the ARR The ARR willhave 60 days to complete its review Includes allreceivables 61+days delinquent at the time the voting trigger is satisfied Consists of performing specific tests for each representation and warranty Clayton Fixed Income Services LLC is the ARR for FCALT 2016-A • Review Report - Within five days after the review period, the ARR willdeliver a report of its findings and conclusions to the Indenture Trustee. A summary of the report willbe filed on Form10-D The review fee willbe paid to the ARR according to the priority of payments - • Representations and Warranties - We have not eliminated nor made any changes to the representations about the leases and leased vehicles that would be adverse to the investors SLIDE L-29

APPENDIX SLIDE L-30

FCALT 2016-A ROADSHOW FOOTNOTES TO RESIDUAL TABLE ON SLIDE 23 Go Further With regard to the residual table on slide 23,"terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by July 31,2015,(2) the related leased vehicle was purchased pursuant to the lease during the periodor (3) the lease defaulted during the period. (1) The percentage equivalent to the average residualloss (gain) for leased vehicles of each vehicle type that were returned and sold.divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a smallnumber of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. (2) All Explorers and Escapes are classified as SUV regardless of modelyear. (3) The percentage equivalent to the average residualloss (gain} for leased vehicles that were returned and sold, divided by the average ALG base residualvalue for those vehicles. (4) The percentage equivalent to the average contract residualvalue for leased vehicles that terminated during the period,divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG base residualvalue for leased vehicles that terminated during the period.dlvlded by the average adJusted MSRP of those vehicles. SLIDE L-31

FCALT 2016-A ROADSHOW FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 2 (I) Average of the number of leases outstanding at the beginning and end of each month In the period. (2) Average of the aggregale balance of leases outstanding at the beginning and end of each month in the period. (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due.excludingaccounts with bankrupt lessees and accounts that have been repossessed or charged off. (4) Average of the number of leases delinquent at lhe beginning and end of each month in the period. (5) Aggregate balance at the end of the period over the aggregate balance of allleases outstanding at the end of the period. (6) Beginningin 2012, net losses include the aggregate balance ( (il lease and other charges.plus (ii) externalcosts associated with repossession and disposition of vehicles incurredboth before and after charge off, plus (iii) externat costs associated with continued collection efforts incurred After chArge. off) of All lenses thnt the. ervice.r de.te.rmine.d to be ur.colle.ctible ir. the pe.riod less nny Amounts receivedin the. period on leases charged off in the period or any earlier periods. Prior to 2012, net losses included allof lhe same externalcosts listed in the first sentence aboveexcept for those externalcosts associated with repossession and disposition of vehicles Incurred before charge off. For all periods, net losses also include lhe excess mileagecharges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileageand excess wear and use. In addition, for all periods, net losses ir.ctude the estimatedloss recorded at the lime a vehicle is repossessed and this estimated toss isadjusted to reflect the actualloss after the vehicle is sold. Realized losses for a securitized poolof leases for any period include the aggregate lease balance ((i) remaining totalsecuritization value.(II) externalcosts associated with repossession and disposition of vehicles Incurredbothbefore and after charge off and (iii) externalcosts associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the periodlessany amounts receivedin the period on teases charged off in the period. Therefore.realized losss for a s curitizd poolof leases may b<highr or lower than net losses for those teas s. (7) Gross liQuidations are cash payments and charge offs that reduce the outstandingbalance of a lease. (8) For non-annualperiods.the percentages are annualized. SLIDE L-32